FLIR Systems Announces First Quarter 2014 Financial Results

WILSONVILLE, OR -- (Marketwired - April 25, 2014) - FLIR Systems, Inc. (NASDAQ: FLIR) today announced financial results for the first quarter ended March 31, 2014. Revenue was $351.5 million, up 1% compared to first quarter 2013 revenue of $348.6 million. Operating income in the first quarter was $42.5 million, compared to $69.1 million in the first quarter of 2013, and was impacted by $8.4 million in pretax charges related to previously-announced restructuring initiatives. First quarter 2014 net income was $29.9 million, or $0.21 per diluted share, compared with net income of $51.6 million, or $0.35 per diluted share in the first quarter a year ago. The net after tax impact of the restructuring charges in the first quarter was approximately $6.4 million, or $0.04 per diluted share. Cash provided by operations in the first quarter was $59.8 million, a decrease of 3% compared to the first quarter of 2013.

Revenue from FLIR's Surveillance segment was $117.2 million, a decrease of 1% from the first quarter results last year. The Instruments segment contributed $84.1 million of revenue during the first quarter, up 7% from the prior year. The OEM & Emerging Markets segment had $53.8 million of revenue, an increase of 7% over the prior year. Revenue from the Maritime segment was $52.6 million, and was up 4% over the first quarter of 2013. FLIR's Security segment recorded revenue of $29.3 million in the first quarter, down 1% from the prior year. The Detection segment contributed $14.6 million of revenue, a decrease of 33% from the prior year.

FLIR's backlog of firm orders for delivery within the next twelve months was approximately $514 million as of March 31, 2014, an increase of $24 million during the quarter.

"Our first quarter results were in-line with our expectations. Healthy growth in our commercial-oriented markets was offset by declines in government-funded sectors. We continued executing on our realignment plan, which we believe will be a valuable investment for our long-term performance," said Andy Teich, President and CEO of FLIR. "We expect continued improvement as we move throughout this year and are excited about our product pipeline that is enabled by our new Lepton core."

Revenue and Earnings Outlook for 2014
Based on financial results for the first three months of 2014 and the outlook for the remainder of the year, FLIR is reaffirming its outlook for revenue and earnings per share for the full year 2014. Management expects revenue for 2014 to be in the range of $1.45 billion to $1.55 billion and net earnings excluding restructuring charges associated with the business realignment to be in the range of $1.40 to $1.50 per diluted share.

Dividend Declaration
FLIR's Board of Directors has declared a quarterly cash dividend of $0.10 per share on FLIR common stock, payable June 6, 2014, to shareholders of record as of close of business on May 20, 2014.

Conference Call
FLIR has scheduled a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to discuss its results for the quarter and the year. A simultaneous webcast of the conference call may be accessed online from a link in the Events & Presentations section of www.FLIR.com/investor. A replay will be available after 2:00 p.m. ET (11:00 a.m. PT) at this same Internet address. Summary first quarter and historical financial data can be accessed online from the Financial Info Database link at www.FLIR.com/investor.

About FLIR Systems
FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. FLIR's advanced systems and components are used for a wide variety of thermal imaging, situational awareness, and security applications, including airborne and ground-based surveillance, condition monitoring, navigation, recreation, research and development, manufacturing process control, search and rescue, drug interdiction, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) threat detection. For more information, visit FLIR's web site at www.FLIR.com.

Forward-Looking Statements
The statements in this release by Andy Teich and the statements in the section captioned "Revenue and Earnings Outlook for 2014" above are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about FLIR's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for FLIR's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, FLIR's continuing compliance with U.S. export control laws and regulations, the timely receipt of any required export licenses, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the continuing eligibility of FLIR to act as a federal contractor, the amount and availability of appropriated government procurement funds and other risks discussed from time to time in FLIR's Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and FLIR does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release, or for changes made to this document by wire services or internet service providers.

(Tables Below)

                             FLIR SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
            (In thousands, except per share amounts)(Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2014       2013
                                                       ---------  ---------

Revenue                                                $ 351,542  $ 348,583
Cost of goods sold                                       183,010    164,596
                                                       ---------  ---------
    Gross profit                                         168,532    183,987

Operating expenses:
  Research and development                                36,326     36,684
  Selling, general and administrative                     81,942     78,173
  Restructuring expenses                                   7,813          -
                                                       ---------  ---------
    Total operating expenses                             126,081    114,857
    Earnings from operations                              42,451     69,130

Interest expense                                           3,708      2,897
Interest income                                             (264)      (191)
Other income, net                                           (198)      (764)
                                                       ---------  ---------
    Earnings from continuing operations before income
     taxes                                                39,205     67,188

Income tax provision                                       9,311     15,552
                                                       ---------  ---------
    Net earnings                                       $  29,894  $  51,636
                                                       =========  =========

Earnings per share:
  Basic                                                $    0.21  $    0.36
                                                       =========  =========
  Diluted                                              $    0.21  $    0.35
                                                       =========  =========

Weighted average shares outstanding:
  Basic                                                  140,932    144,629
                                                       =========  =========
  Diluted                                                143,828    146,291
                                                       =========  =========

                             FLIR SYSTEMS, INC.
                         CONSOLIDATED BALANCE SHEETS
                          (In thousands)(Unaudited)

                                                     March 31,  December 31,
                                                       2014         2013
                                                   ------------ ------------
                      ASSETS

Current assets:
  Cash and cash equivalents                        $    584,095 $    542,476
  Accounts receivable, net                              270,165      286,573
  Inventories                                           338,894      344,719
  Prepaid expenses and other current assets              98,386       97,574
  Deferred income taxes, net                             38,660       38,389
                                                   ------------ ------------
    Total current assets                              1,330,200    1,309,731

Property and equipment, net                             232,904      234,041
Deferred income taxes, net                               18,079       17,883
Goodwill                                                574,007      575,701
Intangible assets, net                                  159,602      154,195
Other assets                                             52,359       51,808
                                                   ------------ ------------
                                                   $  2,367,151 $  2,343,359
                                                   ============ ============

       LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                 $     91,965 $     85,730
  Deferred revenue                                       23,951       28,844
  Accrued payroll and related liabilities                60,370       62,069
  Accrued expenses                                       36,159       39,316
  Accrued income taxes                                      138          663
  Other current liabilities                              43,578       44,893
  Current portion long-term debt                         15,000       15,000
                                                   ------------ ------------
    Total current liabilities                           271,161      276,515

Long-term debt                                          368,892      372,528
Deferred income taxes                                    12,339       12,255
Accrued income taxes                                     20,763       19,996
Other long-term liabilities                              49,966       48,685

Commitments and contingencies

Shareholders' equity                                  1,644,030    1,613,380
                                                   ------------ ------------
                                                   $  2,367,151 $  2,343,359
                                                   ============ ============

                             FLIR SYSTEMS, INC.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         (In thousands)(Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2014       2013
                                                       ---------  ---------

Cash flows from operating activities:
  Net earnings                                         $  29,894  $  51,636
  Income items not affecting cash:
    Depreciation and amortization                         16,470     14,871
    Deferred income taxes                                   (235)        44
    Stock-based compensation arrangements                  8,756      5,696
  Other non-cash items                                    (1,564)     2,374
  Changes in operating assets and liabilities, net of
   acquisitions                                            6,504    (12,662)
                                                       ---------  ---------
Cash provided by operating activities                     59,825     61,959
                                                       ---------  ---------

Cash flows from investing activities:
  Additions to property and equipment, net                (9,590)   (12,648)
                                                       ---------  ---------
Cash used by investing activities                         (9,590)   (12,648)
                                                       ---------  ---------

Cash flows from financing activities:
  Repayments of long term debt                            (3,750)         -
  Repurchase of common stock                              (1,766)  (108,361)
  Dividends paid                                         (14,085)   (13,106)
  Proceeds from shares issued pursuant to stock-based
   compensation plans                                      8,876      1,179
  Excess tax benefit of stock options exercised            2,698        234
  Other financing activities                                 252        (22)
                                                       ---------  ---------
Cash used by financing activities                         (7,775)  (120,076)
                                                       ---------  ---------

Effect of exchange rate changes on cash                     (841)    (4,967)
                                                       ---------  ---------

Net increase (decrease) in cash and cash equivalents      41,619    (75,732)
Cash and cash equivalents, beginning of period           542,476    321,739
                                                       ---------  ---------
Cash and cash equivalents, end of period               $ 584,095  $ 246,007
                                                       =========  =========

                             FLIR SYSTEMS, INC.
              REVENUE AND EARNINGS FROM OPERATIONS BY SEGMENT
                         (In thousands)(Unaudited)

                                                        Three Months Ended
                                                             March 31,
                                                       --------------------
                                                          2014       2013
                                                       ---------  ---------
REVENUE - EXTERNAL CUSTOMERS
  Surveillance                                         $ 117,201  $ 117,987
  Instruments                                             84,056     78,550
  OEM and Emerging Markets                                53,801     50,285
  Maritime                                                52,575     50,462
  Security                                                29,309     29,472
  Detection                                               14,600     21,827
                                                       ---------  ---------
                                                       $ 351,542  $ 348,583
                                                       =========  =========

EARNINGS (LOSS) FROM OPERATIONS
  Surveillance                                         $  20,361  $  33,726
  Instruments                                             20,450     20,024
  OEM and Emerging Markets                                11,711     14,596
  Maritime                                                 8,830      8,107
  Security                                                 1,686      4,389
  Detection                                               (1,800)     2,545
  Other                                                  (18,787)   (14,257)
                                                       ---------  ---------
                                                       $  42,451  $  69,130
                                                       =========  =========

Company Contact:
Shane Harrison
+1 503.498.3547
www.flir.com